SCHEDULE 1.2(B)

CONTRACTS, CONTRACT RIGHTS AND AGREEMENTS

Cable Television Bulk Billing Agreement entered into as of 12/01/95 by and be-tween WestMarc Cable Holding, Inc. DBA TCI of Northern Minnesota and Northland Adventures MN LTD DBA Holiday Inn SunSpree Resort

Credit & Cylinder Agreement with Praxair Distribution, Inc. (Helium Tank)

Lease Agreement Number G 1585 entered into 4/26/95 by and between Alco Capital Resource, Inc. and Shagawa Resort, Inc., DBA Holiday Inn SunSpree Resort

Rental Agreement dated 10/10/96 between Holiday Inn SunSpree Resort and JPG Communications, Inc.

License Agreement dated 6/29/94 with Holiday Inns Franchising, Inc., as amended